Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information: Mike O’Sullivan (937) 242-4786 mike.osullivan@teradata.com	For investor information: Gregg Swearingen (937) 242-4600 gregg.swearingen@teradata.com

For Release on May 2, 2013

Teradata Reports 2013 First Quarter Results

ATLANTA – Teradata Corporation (NYSE: TDC) today reported revenue of $587 million for the quarter ended March 31, 2013, a decrease of 4 percent from $613 million in the first quarter of 2012. Revenue in the first quarter decreased 3 percent when compared in constant currency.(1)

Gross margin was 52.0 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 55.1 percent in the first quarter of 2012. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 53.3 percent, down from the 55.9 percent gross margin in the first quarter of 2012.(2)

Teradata reported first quarter GAAP net income of $59 million, or $0.35 per diluted share, which compared to GAAP net income of $91 million, or $0.53 per diluted share, in the first quarter of 2012. Stock-based compensation expense and other special items reduced Teradata’s first quarter net income by $14 million (or 8 cents of EPS) as reported under GAAP.(2) Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the first quarter of 2013 was $73 million, or $0.43 per diluted share, versus $103 million, or $0.60 per diluted share, in the first quarter of 2012.(2)

“As we expected, Teradata got off to a slow start in the first quarter of 2013. Although we continue to see softness in large capital purchases, we continue to have strong market momentum with our Aster Big Data Analytics and Integrated Marketing solutions as well as our Unified Data Architecture which helps organizations drive value from all of their data,” said Mike Koehler, president and chief executive officer, Teradata Corporation. “In 2013, we will continue to increase our investments in research and development and market coverage in order to further advance our leadership positions and grow our revenues in Data Warehousing, Big Data Analytics, and Integrated Marketing Management in the years to come.”

Regional Revenue Performance

	For the Three Months Ended March 31 (in millions)
	2013	2012	% Chg.as Reported	% Chg. in Constant Currency (1)
Americas	$355	$388	-9%	-8%
International*	232	225	3%	5%

Total revenue	$587	$613	-4%	-3%

*	For comparable purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

Operating Income

First quarter operating income of $76 million was down from $127 million reported in the first quarter of 2012. On a non-GAAP basis, operating income was $104 million versus $147 million in the first quarter of 2012.(2) The decline was primarily due to lower revenue volume, unfavorable revenue mix as well as increased investment in sales resources and research and development.

Cash Flow

During the first quarter of 2013, Teradata generated $243 million of cash from operating activities, compared to $192 million in the prior-year period. The increase was driven by the collection of seasonally high accounts receivables balance as of December 31, 2012. Teradata generated $216 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the first quarter of 2013, versus $162 million in the same period in 2012.

Balance Sheet

Teradata ended the quarter with $853 million in cash, a $124 million increase from December 31, 2012. The overall increase in cash in the first quarter was somewhat offset by Teradata’s purchase of 1.6 million shares of its stock for approximately $94 million during the quarter. Year to-date, through April 30, Teradata purchased 2.7 million shares for approximately $155 million.

As of March 31, 2013, Teradata had total debt of $285 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2013 Outlook

Teradata now expects revenue growth for the full-year 2013 to be at the lower end of its prior revenue growth rate guidance of 6 to 10 percent, when measured in constant currency.(1) Based on currency rates at the end of April, 2013, Teradata now anticipates currency translation to reduce its year-over-year revenue comparison by approximately 1 percent. Teradata also now expects earnings per share for the full-year 2013 to be at the lower end of its prior guidance ranges of $2.64-$2.79 on a GAAP basis and $3.05-$3.20 on a non-GAAP basis, excluding stock-based compensation expense and other special items.(2)

2013 First Quarter Earnings Conference Call

A conference call is scheduled today at 4:30 p.m. (ET) to discuss the company’s first quarter 2013 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company, focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to make the best decisions possible for competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at www.teradata.com/investor, which is used to determine revenue on a constant currency basis.

	For the Three Months Ended March 31 (in millions)
	2013	2012	% Chg As Rpt’d	% Chg CC
Revenue
Products (software/hardware)	$249	$308	-19%	-19%

Consulting services	186	165	13%	14%
Maintenance services	152	140	9%	10%

Total services	338	305	11%	12%

Total revenue	$587	$613	-4%	-3%

	For the Three Months Ended March 31 (in millions)
	2013	2012	% Chg As Rpt’d	% Chg CC
By segment
Americas	$355	$388	-9%	-8%
International*	232	225	3%	5%

Total revenue	$587	$613	-4%	-3%

*	For comparable purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2013 first quarter GAAP operating income results as reported in this release included $13 million of stock-based compensation expense; $12 million of amortization of acquisition-related intangible assets; and $3 million of acquisition transaction and integration expenses.

In addition to the special items included in Teradata’s 2013 first quarter GAAP operating income, Teradata’s GAAP net income also included a $4 million income tax benefit related to the 2012 U.S. Research & Development tax credit. This benefit was included in Teradata’s non-GAAP results in the fourth quarter of 2012, since the benefit related to the 2012 tax reporting period. However, Teradata could not include the tax benefit in its GAAP results in the fourth quarter of 2012 due to the American Taxpayer Relief Act of 2012 not being enacted until January 2013. As a result, the $4 million tax benefit is included in Teradata’s first quarter 2013 GAAP net income, but excluded from the company’s non-GAAP net income.

The following tables reconcile Teradata’s actual and projected results and EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

(a) Gross Margin Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended March 31 (in millions)
	2013	2012	% chg
Gross Margin (GAAP)	$305	$338	-10%
% of Revenue (GAAP)	52.0%	55.1%

Excluding:
Stock-based compensation expense	1	1
Purchase accounting adjustments	—	1
Amortization of acquisition-related intangible assets	7	4

Adjusted Gross Margin (non-GAAP)	$313	$344	-9%

% of Revenue (non-GAAP)	53.3%	55.9%

(b) Operating Income Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended March 31 (in millions)
	2013	2012	% chg
Operating Income (GAAP)	$76	$127	-40%
% of Revenue (GAAP)	12.9%	20.7%

Excluding:
Stock-based compensation expense	13	11
Purchase accounting adjustments	—	1
Amortization of acquisition-related intangible assets	12	7
Transaction, integration and reorganization related costs	3	1

Adjusted Operating Income (non-GAAP)	$104	$147	-29%

% of Revenue (non-GAAP)	17.7%	23.9%

(c) Net Income Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended March 31 (in millions)
	2013	2012	% chg
Net Income (GAAP)	$59	$91	-35%
% of Revenue (GAAP)	10.1%	14.8%

Excluding:
Stock-based compensation expense	8	7
Amortization of acquisition-related intangible assets	8	4
Transaction, integration and reorganization related costs	2	1
R&D tax credit for 2012, enacted in 2013	(4)	—

Adjusted Net Income (non-GAAP)	$73	$103	-29%

% of Revenue (non-GAAP)	12.4%	16.7%

	For the Three Months Ended March 31		2013
	2013	2012	Guidance
Diluted Earnings Per Share (GAAP)	$0.35	$0.53	$2.64 - $2.79
Excluding:
Stock-based compensation expense	$0.05	$0.04	$0.22
Purchase accounting adjustments	—	—	—
Amortization of acquisition-related intangible assets	$0.05	$0.02	$0.16
Transaction, integration and reorganization related costs	$0.01	$0.01	$0.05
2012 R&D Tax Credit, enacted in 2013	($0.03)	—	($0.02)

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.43	$0.60	$3.05 - $3.20

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended March 31
	(in millions)
	2013	2012
Cash provided by operating activities (GAAP)	$243	$192
Less capital expenditures for:
Expenditures for property and equipment	(10)	(12)
Additions to capitalized software	(17)	(18)

Total capital expenditures	(27)	(30)

Free Cash Flow (non-GAAP measure)(3)	$216	$162

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended March 31
	Three Months
	2013	2012	% Chg
Revenue
Products	$249	$308	-19%
Services	338	305	11%

Total revenue	587	613	-4%

Product gross margin	156	205
% of Revenue	62.7%	66.6%
Services gross margin	149	133
% of Revenue	44.1%	43.6%

Total gross margin	305	338
% of Revenue	52.0%	55.1%

Selling, general and administrative expenses	179	165
Research and development expenses	50	46

Income from operations	76	127
% of Revenue	12.9%	20.7%

Other expense, net	(1)	(1)

Income before income taxes	75	126
% of Revenue	12.8%	20.6%

Income tax expense	16	35

% Tax rate	21.3%	27.8%

Net income	$59	$91

% of Revenue	10.1%	14.8%

Net income per common share
Basic	$0.36	$0.54
Diluted	$0.35	$0.53

Weighted average common shares outstanding
Basic	165.4	167.9
Diluted	168.5	171.6

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31, 2013	December 31, 2012	March 31, 2012
Assets
Current assets
Cash and cash equivalents	$853	$729	$978
Accounts receivable, net	510	668	499
Inventories	65	47	54
Other current assets	81	90	83

Total current assets	1,509	1,534	1,614

Property and equipment, net	148	150	122
Capitalized software, net	179	173	145
Goodwill	921	932	743
Acquired intangible assets	173	186	156
Deferred income taxes	25	29	16
Other assets	62	62	16

Total assets	$3,017	$3,066	$2,812

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$111	$141	$97
Payroll and benefits liabilities	115	158	111
Deferred revenue	457	375	454
Other current liabilities	100	132	83

Total current liabilities	783	806	745

Long-term debt	271	274	286
Pension and other postemployment plan liabilities	71	73	77
Long-term deferred revenue	32	30	26
Deferred tax liabilities	85	83	20
Other liabilities	22	21	18

Total liabilities	1,264	1,287	1,172

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	920	898	815
Treasury Stock	(901)	(806)	(526)
Retained earnings	1,715	1,656	1,328
Accumulated other comprehensive income	17	29	21

Total stockholders’ equity	1,753	1,779	1,640

Total liabilities and stockholders’ equity	$3,017	$3,066	$2,812

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2013	2012
Operating activities
Net income	$59	$91
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34	30
Stock-based compensation expense	13	11
Excess tax benefit from stock-based compensation	(3)	(17)
Deferred income taxes	6	13
Changes in assets and liabilities:
Receivables	158	(5)
Inventories	(18)	7
Current payables and accrued expenses	(87)	(43)
Deferred revenue	84	116
Other assets and liabilities	(3)	(11)

Net cash provided by operating activities	243	192

Investing activities
Expenditures for property and equipment	(10)	(12)
Additions to capitalized software	(17)	(18)

Net cash used in investing activities	(27)	(30)

Financing activities
Repurchases of common stock	(93)	—
Repayments of long-term borrowings	(4)	—
Excess tax benefit from stock-based compensation	3	17
Other financing activities, net	7	24

Net cash (used in) provided by financing activities	(87)	41

Effect of exchange rate changes on cash and cash equivalents	(5)	3

Increase in cash and cash equivalents	124	206
Cash and cash equivalents at beginning of period	729	772

Cash and cash equivalents at end of period	$853	$978

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2013	2012	% Change As Reported	% Change Constant Currency
Segment Revenue

Americas	$355	$388	-9%	-8%
International	232	225	3%	5%

Total revenue	587	613	-4%	-3%

Segment gross margin

Americas	195	232
% of Revenue	54.9%	59.8%
International	110	106
% of Revenue	47.4%	47.1%

Total gross margin	305	338
% of Revenue	52.0%	55.1%
Selling, general and administrative expenses	179	165
Research and development expenses	50	46

Income from operations	$76	$127

% of Revenue	12.9%	20.7%